UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

CAREY WATERMARK INVESTORS 2 INCORPORATED
(Exact name of registrant as specified in its charter)

000-55461	46-5765413
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on June 4, 2015, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On May 29, 2015, a wholly-owned subsidiary of Carey Watermark Investors 2 Incorporated, or CWI 2, acquired a 19.33% interest in a joint venture owning the Ritz-Carlton Key Biscayne hotel from GB Key Biscayne Holdings, LLC, or the Key Biscayne Venture, an unaffiliated third party.  Our affiliate, Carey Watermark Investors Incorporated, or CWI 1, acquired a 47.34% interest in the Key Biscayne Venture on the same date.  The remaining 33.33% interest is retained by the original owners.  The property includes 302 resort guestrooms and 188 condo-hotel units (174 of which participated in the resort rental program at acquisition date) and is located in Key Biscayne, Florida. The GB Key Biscayne Holdings, LLC and Subsidiaries financial statements and independent auditor's report as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 are attached as Exhibit 99.1 and are incorporated by reference herein. The financial statements as of March 31, 2015 and December 31, 2014 and for the three months ended March 31, 2015 and 2014 are attached as Exhibit 99.2 hereto and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.3 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Audited financial statements of the GB Key Biscayne Holdings, LLC and Subsidiaries as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012

99.2	Unaudited interim financial statements of the GB Key Biscayne Holdings, LLC and Subsidiaries as of March 31, 2015 and December 31, 2014 and for the three months ended March 31, 2015 and 2014

99.3	Unaudited pro forma condensed consolidated financial information of CWI 2 for the year ended December 31, 2014 and as of and for the three months ended March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors 2 Incorporated
Date:	August 13, 2015
		By:	/s/ Hisham A. Kader
Hisham A. Kader
Chief Financial Officer and Chief Accounting Officer